Exhibit 10.1
ADDENDUM TO A CHANGE IN CONTROL AGREEMENT

THIS ADDENDUM TO A CHANGE IN CONTROL AGREEMENT (this “Addendum”) is executed as of March 15, 2018 by and among Aspen Insurance Holdings Limited, a Bermuda corporation (“Holdings”), Aspen Insurance UK Services Limited, an England corporation (“AUKSL”) and Charles Christopher O’Kane (the “Executive”).
WHEREAS Holdings, AUKSL and the Executive entered into a Change in Control Agreement dated February 23, 2015 (the “Change in Control Agreement”);
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.	Defined terms in this Addendum which are not otherwise defined shall carry the meanings attributed to them in the Change in Control Agreement.

2.	Clause 6(a)(i)(B) of the Change in Control Agreement shall be deleted and replaced with the following:

“(B)	The amount equal to the product of (1) three and (2) the sum of (x) the Executive’s Annual Base Salary and (y) the Recent Average Bonus”

3.	All other provisions of the Change in Control Agreement shall remain in full force and effect.

4.	This Addendum shall be governed and construed in accordance with the laws of England & Wales.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the day and year first written above.

ASPEN INSURANCE HOLDINGS LIMITED
By: /s/ Michael Cain
Name: Michael Cain
Title: Group General Counsel

ASPEN INSURANCE UK SERVICES LIMITED

By: /s/Michael Cain
Name: Michael Cain
Title: Director

CHARLES CHRISTOPHER O’KANE

/s/ Charles Christopher O’Kane
Charles Christopher O’Kane